EXHIBIT 24.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Great Northern Insured Annuity Corporation:

We consent to the use of our report for Great Northern Insured Annuity Corporation included herein (post-effective amendment no. 4 to Form S-1 of registration no. 33-86410) and to the references to our firm under the heading "Experts" in the prospectus.


Seattle, Washington
April 15, 1997